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                                                                   EXHIBIT 21


                            LIST OF SUBSIDIARIES




        Sun Communities Operating Limited Partnership, a Michigan limited partnership

        Sun Communities Finance Limited Partnership, a Michigan limited partnership

        Sun Home Services, Inc., a Michigan corporation

        Sun Management, Inc., a Michigan corporation

        Manufactured Home Lending Corporation, a Michigan corporation

        Sun QRS, Inc., a Michigan corporation

        Sun Florida QRS, Inc., a Michigan corporation

        Sun Water Oak Golf, Inc., a Michigan corporation

        Sun Texas QRS, Inc., a Michigan corporation

        Sun Communities Texas Limited Partnership, a Michigan limited partnership

        8920 Associates, a Florida partnership

        Miami Lakes Venture Associates, a Florida partnership

        Sun Communities Alberta Limited Partnership, a Michigan limited partnership

        Family Retreat, Inc., a Michigan corporation

        Sun GP L.L.C., a Michigan limited liability company

        Aspen-West Michigan Holdings L.L.C., a Michigan limited liability company

        Aspen-Alpine Limited Partnership, a Michigan limited partnership

        Aspen-Bedford Investment Limited Partnership, a Michigan limited partnership

        Aspen Brentwood Holdings L.L.C., a Michigan limited liability company

        Byron Center Mobile Village, a Michigan limited partnership

        Aspen-Country Acres Investment Limited Partnership, a Michigan limited partnership

        Aspen-Cutler Investment Limited Partnership, a Michigan limited partnership

        Aspen-Grand Holdings L.L.C., a Michigan limited liability company

        Aspen-Kings Investment Limited Partnership, a Michigan limited partnership

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        Aspen-Lincoln Investment Limited Partnership, a Michigan limited partnership

        Aspen-Town & Country Investment Limited Partnership, a Michigan limited partnership

        Aspen-Allendale Project Limited Partnership, a Michigan limited partnership

        Aspen-Presidential Project Limited Partnership, a Michigan limited partnership

        Aspen-Alpine Project Limited Partnership, a Michigan limited partnership

        Bedford Hills Mobile Village, a Michigan limited partnership

        Aspen-Brentwood Project Limited Partnership, a Michigan limited partnership

        Aspen-Byron Project Limited Partnership, a Michigan limited partnership

        Aspen-Country Project Limited Partnership, a Michigan limited partnership

        Aspen-Cutler Associates, a Michigan limited partnership

        Aspen-Grand Project Limited Partnership, a Michigan limited partnership

        Aspen-Kings Court Limited Partnership, a Michigan limited partnership

        Aspen-Holland Estates Limited Partnership, a Michigan limited partnership

        Aspen-Town & Country Associates II Limited Partnership, a Michigan limited partnership

        Aspen-Paradise Park II Limited Partnership, an Illinois limited partnership

        Aspen-Arbor Terrace L.P., a Florida limited partnership

        Aspen-Bonita Lake Resort Limited Partnership, a Florida limited partnership

        Aspen-Breezy Project Limited Partnership, a Florida limited partnership

        Aspen-Indian Project Limited Partnership, a Florida limited partnership

        Aspen-Siesta Bay Limited Partnership, a Florida limited partnership

        Aspen-Silver Star II Limited Partnership, a Florida limited partnership

        Aspen-Ft. Collins Limited Partnership, a Colorado limited partnership